UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2013

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Audit Committee of Vystar Corporation (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2013. On June 28, 2013 the Audit Committee determined to dismiss Habif, Arogeti & Wynne, LLP (“HAW”) as the Company's independent registered public accounting firm effective immediately following the Company's filing of its Annual Report on Form 10-K for the year ending December 31, 2012 (“2012 10-K”).

The reports of HAW on the Company's consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. The reports of HAW were prepared on a going concern basis but the Company's recurring losses from operations, capital deficit, and limited capital resources raise substantial doubt about its ability to continue as a going concern.

During the years ended December 31, 2012 and 2011, there were no (a) disagreements with HAW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HAW's satisfaction, would have caused HAW to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided HAW with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from HAW a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of HAW’s letter dated July 5, 2013 is attached as Exhibit 16.1.

The Audit Committee has engaged Porter Keadle Moore, LLC (“PKM”) as the Company's independent registered public accounting firm for the year ended December 31, 2013, also to be effective immediately following the filing of the Company's 2012 10-K.

During the years ended December 31, 2012 and 2011, the Company did not consult with PKM regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

 Exhibit:

16.1 Letter of Habif, Arogeti & Wynne, LLP, dated July 5th 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

July 5, 2013	By:	/s/ W. Dean Waters
W. Dean Waters
Chief Financial Officer